EX-99.(h)(1)

G-X PRIVATE EQUITY

Distribution Agreement

May 25, 2026

Goldman Sachs & Co. LLC

200 West Street

New York,

New York 10282

Dear Ladies and Gentlemen:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, G-X Private Equity (the “Fund”), a closed-end management investment company organized as a statutory trust under the laws of the State of Delaware that is operated as a tender offer fund, has appointed you, Goldman Sachs & Co. LLC, (the “Distributor”) and that you shall be the exclusive distributor in connection with the continuous offering and sale of the shares of beneficial interest (the “Shares”) of the Fund. The Fund, Goldman Sachs Asset Management, L.P., the Fund’s investment adviser, and the Distributor will rely on exemptive relief from the Securities and Exchange Commission that permits the Fund to offer multiple classes of Shares. The Fund will offer the following share classes: Class I, Class S, Class D, and Class E Shares, and in the future, other classes of Shares may be designated and offered (each a “Class”). The Classes shall have such relative rights and conditions and shall be sold in the manner set forth from time to time in the Fund’s Registration Statement, as defined below. The organization, administration and policies of the Fund are described in its Prospectuses and SAIs (as those terms are defined below). This letter, as amended from time to time, shall be referred to hereinafter as the “Agreement”.

1.	Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Effective Date” shall mean the date that the Registration Statement or any post-effective amendment thereto becomes effective.

“Preliminary Prospectus” shall mean any preliminary prospectus relating to the Shares of the Fund or one or more Classes included in the Registration Statement or filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”).

“Prospectus” shall mean any prospectus relating to the Shares of the Fund or one or more Classes, filed with the Commission pursuant to Rule 424 or, if no filing pursuant to Rule 424 is required, the form of final prospectus relating thereto included in the Registration Statement, in each case together with any amendments or supplements thereto.

“Registration Statement” shall mean any registration statement on Form N-2 relating to the Shares of the Fund, including all exhibits thereto, as of the Effective Date.

“Rule 424” refers to such rule (or any successor rule(s)) under the Securities Act.

“SAI” shall mean any statement of additional information relating to the Shares of the Fund or one or more Classes, filed with the Commission pursuant to Rule 424 or, if no filing pursuant to Rule 424 is required, the final statement of additional information included in the Registration Statement.

The “Initial Acceptance Date” of the Fund shall mean the first date on which the Fund sells Shares pursuant to the Registration Statement.

References in this Agreement to “Rules and Regulations” shall be deemed to be references to such rules and regulations as then in effect, and references to this Agreement and the Fund Agreements (as defined in Section 2 below), shall be deemed to be references to such agreements as then in effect.

2.

Representations and Warranties. The Fund represents and warrants to and agrees with you, for your benefit and the benefit of each Intermediary (as defined in Section 3 below), as set forth below in this Section 2. Each of the representations, warranties and agreements made in this Section 2 shall be deemed made on the date hereof, on the date of any filing of any Prospectus pursuant to 424 and any Effective Date after the date hereof, with the same effect as if made on each such date.

(a)

The Fund meets the requirements for use of Form N-2 under the Securities Act, the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Rules and Regulations of the Commission under each such Act and in respect of said form (or of such successor form as the Commission may adopt). The Fund has filed with the Commission a Registration Statement on Form N-2 with respect to Shares of the Fund and is duly registered as a closed-end management investment company. The Fund’s registration statement has become effective and no stop order suspending the effectiveness of any such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(b)	The Fund’s notification of registration on Form N-8A complies with the applicable requirements of the Investment Company Act and the Rules and Regulations thereunder.

(c)

The Registration Statement and each Prospectus and SAI conform, and any further amendments or supplements to the Registration Statement, a Prospectus or an SAI will conform, in all material respects, with the Securities Act and Investment Company Act and the Rules and Regulations thereunder; the Prospectuses and the SAIs do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on each Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement, a Prospectus or an SAI in reliance upon and in conformity with information furnished in writing to the Fund by you (with respect to information relating solely to your role as distributor of the Shares of the Fund) expressly for use therein.

(d)

No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Fund by you (with respect to information relating solely to your role as the exclusive distributor of the Shares of the Fund) expressly for use therein.

(e)

The Fund has been duly created and is lawfully and validly existing as a statutory trust under the laws of the State of Delaware, and has, on the date hereof, and will have, on and after the date hereof, full power and authority to own its properties and conduct its business as described in the Registration Statement, and each Prospectus and SAI, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

(f)

The Fund’s authorized capitalization is as set forth in the Registration Statement. Issuance of the Shares of the Fund as contemplated by this Agreement and by each Prospectus and SAI has been duly and validly authorized, and the Shares of the Fund, when issued and paid for as contemplated hereby and thereby, will be fully-paid and, except as contemplated by the Prospectus and SAI, nonassessable and will conform to the description thereof contained in the corresponding Prospectus and SAI.

(g)	This Agreement has been duly authorized, executed and delivered by the Fund.

(h)

On or prior to the Initial Acceptance Date, all of the agreements described in each Prospectus and SAI relating to the Fund (collectively, the “Fund Agreements”) will have been duly authorized, executed and delivered by the Fund, and will comply in all material respects with the Investment Company Act and the Rules and Regulations thereunder.

(i)

The Fund Agreements constitute or will constitute, on and after the Initial Acceptance Date, assuming due authorization, execution and delivery by the parties thereto other than the Fund, valid and legally binding instruments, enforceable in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)

No consent, approval, authorization or order of any court or governmental agency or body is or shall be required, as the case may be, for the consummation from time to time of the transactions contemplated by this Agreement and the Fund Agreements, except such as may be required (i) under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Company Act, the Rules and Regulations under each of the foregoing, or the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”) (any of which that were required before offers were made will have been obtained before such offers were made and all of which will have been obtained by the Effective Date, except for those which become required under such acts or rules or any other law or regulation after the Effective Date but that were not required before such Effective Date, all of which shall be obtained in a timely manner) or (ii) state securities laws of any jurisdiction in connection with the issuance, offer or repurchase of the Shares, if any, by the Fund.

(k)

The operations and activities of the Fund as contemplated by the Prospectuses and the SAIs, the performance by the Fund of this Agreement and the Fund Agreements, the making of the offer or the sale of Shares of the Fund and consummation from time to time of such sales, the repurchase of Shares of the Fund, if any, or any other transactions contemplated herein, in the Fund Agreements, in the Prospectuses or in the SAIs, will not conflict with, result in a breach of, or constitute a default under, the declaration of trust or the Fund’s by-laws or, in any material respect, the terms of any other agreement or instrument to which the Fund is a party or by which it is bound, or any order or regulation applicable to the Fund of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Fund.

(l)

There is not pending, or to the best knowledge of the Fund, threatened, any action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator to which the Fund is (or, to the best knowledge of the Fund, is threatened to be) a party, of a character required to be described in the Registration Statement or any Prospectus or SAI which is not described as required.

(m)

There is no contract or other document of a character required to be described in any Registration Statement, Prospectus or SAI, or to be filed as an exhibit, which is not described or filed as required.

(n)

Except as stated or contemplated in the Registration Statement, Prospectuses and SAIs, (i) the Fund has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, whether or not in the ordinary course of business, that are material to the Fund, (ii) there has not been any material adverse change, or, any development involving a prospective material adverse change, in the condition (financial or other) of the Fund, (iii) there has been no dividend or distribution paid or declared in respect of the Fund, and (iv) the Fund has not incurred any indebtedness for borrowed money.

(o)

The Fund will elect or has elected to be treated as a regulated investment company as defined in Section 851(a) of the Internal Revenue Code of 1986 for its first taxable year and will operate so as to qualify as such in its current and all subsequent taxable years.

(p)

Except as stated or contemplated in any Prospectus or SAI, the Fund owns all of its assets free and clear in all material respects of all liens, security interests, pledges, mortgages, charges and other encumbrances or defects.

3.	Selection of Intermediaries; Other Services as Distributor.

(a)

With respect to each Class subject to a sales charge, the Distributor shall have the right on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, to make arrangements for (i) securities dealers (including bank-affiliated dealers) that are members in good standing of FINRA, (ii) foreign securities dealers which are not eligible for membership in FINRA which agree to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply, as though they were a member of FINRA, with the provisions of FINRA Rule 5141 and FINRA Rule 2040 as that FINRA Rule applies to a non-FINRA member broker or dealer in a foreign country, or (iii) banks, as defined in Section 3(a)(6) of the Exchange Act, which are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, to solicit from the public orders to purchase Shares of the Fund. Such securities dealers and banks (“Intermediaries”) selected by you in accordance with dealer agreements with you (“Dealer Agreements”) shall solicit such orders pursuant to their respective Dealer Agreements. You will act only on your own behalf as principal in entering into each such Dealer Agreement.

(b)

You acknowledge that the only information provided to you by the Fund is that contained in each Registration Statement, Prospectus and SAI. Neither you nor any Intermediary nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement and each Prospectus and SAI, and any sales literature approved by appropriate representatives of the Fund. You may undertake or arrange for such advertising and promotion as you believe is reasonable in connection with the solicitation of orders to purchase Shares of the Fund. You will file such materials with the Commission and FINRA as may be required by the Exchange Act and the Investment Company Act and the Rules and Regulations thereunder and by the rules of FINRA.

(c)

You agree to perform such services as are described in the Registration Statement, Prospectus and SAI as to be performed by the Distributor including, without limitation, distributing Account Information Forms.

(d)

All of your activities as distributor of the Shares of the Fund shall comply, in all material respects, with all applicable laws, Rules and Regulations, including, without limitation, all rules and regulations made or adopted by the Commission or by any securities association registered under the Exchange Act, including FINRA, as in effect from time to time.

4.	Offering by the Distributor.

(a)

You will act as agent for the Fund in the distribution of Shares of the Fund and you agree to use your best efforts to offer and sell Shares of the Fund subject to a sales charge to the public at the public offering price as set forth in the relevant Prospectus, subject to any waivers or reductions of any applicable sales charges, dealer allowances and fees as you and each of the Intermediaries, if any, shall have agreed. You may also subscribe for Shares of the Fund as principal for resale to the public or for resale to Intermediaries. You shall devote reasonable time and effort to effect sales of Shares of the Fund, but you shall not be obligated to sell any specific number of Shares. Nothing contained herein shall prevent you from entering into like distribution arrangements with other investment companies.

(b)

Unless you are otherwise notified by the Fund, any right granted to you to accept orders for Shares of the Fund or to make sales on behalf of the Fund or to purchase Shares of the Fund for resale will not apply to (i) Shares issued in connection with the merger or consolidation of any other investment company with the Fund or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding securities of any such company, and (ii) Shares that may be offered by the Fund to shareholders by virtue of their being such shareholders.

5.	Compensation.

(a)

With respect to any Class which is sold to the public subject to a sales charge, you will be entitled to receive that portion of the sales charges applicable to sales of Shares of such Class and not reallocated to Intermediaries as set forth in the relevant Prospectus, subject to any waivers or reductions of such sales charges, if any, in accordance with Section 4 of this Agreement. In addition, you shall be entitled to receive the entire amount of any contingent deferred sales charge imposed and paid by shareholders upon the repurchase of Shares, if any, of any Class subject to such charges as set forth in the relevant Prospectus, subject to any waivers or reductions of such sales charges that may be disclosed in such Prospectus. With respect to any Shares sold subject to a contingent deferred sales charge, such charge shall be payable in such amounts as disclosed in the applicable Prospectus as the same was in effect at the time of sale. The right to receive any contingent deferred sales charge granted hereunder shall apply to all Shares sold during the term of this Agreement, and to the extent permitted by the Investment Company Act and other applicable laws, shall continue with respect to such Shares notwithstanding termination of this Agreement. In connection with each transaction in which you are acting as an Intermediary, you also will be entitled to that portion of the sales charges, if any, payable to an Intermediary in such transaction.

(b)

Pursuant to an exemptive order or as otherwise may be permitted (and as otherwise may be permitted in the future by applicable law), the Fund may adopt Plans of Distribution that comply with Rule 12b-1 under the Investment Company Act (“Rule 12b-1 Plans”) with respect to one or more Classes. The Fund shall pay to you as distributor of such Classes the compensation pursuant to the Rule 12b-1 Plans in effect as shall be set forth from time to time in the Prospectus and SAIs and provided for under the Rule 12b-1 Plan.

(c)

Pursuant to an exemptive order or as otherwise may be permitted (and as otherwise may be permitted in the future by applicable law), the Fund may adopt plans for shareholder services (“Service Plans”) with respect to one or more Classes for which the fee provided includes personal services rendered to shareholders and the maintenance of shareholder accounts. The Fund shall pay to you as distributor of such Classes the compensation pursuant to the Service Plans in effect as shall be set forth from time to time in the Prospectuses and SAIs and provided for under the Service Plan.

(d)	The amounts payable as compensation pursuant to this Section 5 shall be subject to the limitations imposed by applicable FINRA rules.

6.	Undertakings. The Fund agrees with you, for your benefit, that:

(a)

The Fund shall sell its Shares so long as it has such Shares available for sale and shall cause the transfer agent (the “Transfer Agent”) to record on its books the ownership of such Shares registered in such names and amounts as you have requested in writing or other means, as promptly as practicable after receipt by the Fund of the payment therefor. The Fund will make such filings under the Investment Company Act with, and pay such fees to, the Commission as are necessary to register Shares of the Fund sold by you on behalf of the Fund. If the filing of any Prospectus or SAI, as the case may be, contained in the Registration Statement at the relevant Effective Date, or any amendment or supplement thereto, is required under Rule 424, the Fund will cause such Prospectus or SAI, and any amendment or supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed and will, if requested, provide evidence satisfactory to you of such timely filing. The Fund will promptly advise you (i) when such Prospectus or SAI shall have been filed (if required) with the Commission pursuant to Rule 424, (ii) when, prior to termination of this Agreement, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to any Prospectus or SAI or for any additional information relating to or that could affect disclosure in any of the foregoing, (iv) of the issuance by the Commission of any order suspending the effectiveness of any Registration Statement, or suspending the registration of the Fund under the Investment Company Act, or the institution or (to the best knowledge of the Fund) threatening of any proceeding for that purpose, and (v) of the receipt by the Fund of any notification with respect to the suspension of the qualification of the offer or sale of Shares of the Fund in any jurisdiction or the initiation or (to the best knowledge of the Fund) threatening of any proceeding for such purpose. The Fund will use its best efforts to prevent the issuance of any such order or suspension and, if issued, to obtain as soon as possible the withdrawal or suspension thereof.

(b)

If, at any time when a Prospectus or SAI is required to be delivered under the Securities Act, any event occurs as a result of which such Prospectus or SAI would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend any Registration Statement or amend or supplement any Prospectus or SAI to comply with the Securities Act, the Investment Company Act or the Rules and Regulations thereunder, the Fund will notify you promptly of any such circumstance and promptly will prepare and file with the Commission, subject to the third sentence of Section 6(a), an amendment or supplement which will correct such statement or omission or effect such compliance.

(c)

Repurchases of Shares of the Fund will be made in accordance Rule 13e-4 under the Exchange Act, the Registration Statement and applicable law. If a fee in connection with any tender offer is in effect, such fee will be paid to the Fund.

(d)

As soon as practicable (giving effect to the normal periodic reporting requirements under the Investment Company Act and the Rules and Regulations thereunder), the Fund will make available to its shareholders and, subject to Section 8 of this Agreement, to you (with sufficient copies for the Intermediaries), a report containing the financial statements required to be included in such reports under Section 30(d) of the Investment Company Act and Rule 30d-1 thereunder.

(e)

Subject to Section 8 of this Agreement, the Fund will furnish to you as many conformed copies of the Registration Statement including exhibits thereto, on each Effective Date, as you may reasonably request for yourself and for delivery to the Intermediaries and, so long as delivery of a Prospectus or SAI by you or any Intermediary may be required by law, the number of copies of each Prospectus and each SAI as you may reasonably request for yourself and for delivery to the Intermediaries.

(f)

To the extent required by applicable state law, the Fund will use its best efforts to arrange for the qualification of an appropriate number of the Shares of the Fund for sale under the laws of such of the 50 states of the United States, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam, and such other jurisdiction as you and the Fund may approve, and will maintain such qualifications in effect as long as may be reasonably requested by you, provided that the Fund shall not be required in connection herewith or as a condition hereto to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction. You shall furnish such information and other material relating to your affairs and activities as may be required by the Fund in connection with such qualifications.

(g)

The Fund shall keep you fully informed with respect to its affairs and, subject to Section 8 of this Agreement, the Fund, if so requested, will furnish to you, as soon as they are available (with sufficient copies for the Intermediaries), copies of all reports, communications and financial statements sent by the Fund to its shareholders or filed by, or on behalf of, the Fund with the Commission.

7.

Conditions to Your Obligations as Distributor and Principal Underwriter. Your obligations as distributor of the Shares of the Fund shall be subject to the accuracy of the representations and warranties on the part of the Fund contained herein as of the dates when made or deemed to have been made, to the accuracy in all material respects of the statements made in any certificates, letters or opinions delivered pursuant to the provisions of Sections 6 or 7 of this Agreement, to the performance by the Fund of its obligations hereunder and to the following additional conditions:

(a)

If the filing of any Prospectus or SAI, or any amendment or supplement to any Prospectus or SAI, or any other document is required pursuant to any applicable provision of Rule 424, such Prospectus or SAI, or any such amendment or supplement and other document will be filed in the manner and within the time period required by the applicable provision of Rule 424; and no order suspending the effectiveness of the amendment shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Fund, threatened and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, Prospectus, SAI or as the Commission otherwise shall have requested).

(b)

At the Initial Acceptance Date with respect to the Fund, you shall have received from counsel to the Distributor, if so requested, such opinion or opinions, dated the Initial Acceptance Date, with respect to the issuance and sale of the Shares, the relevant Registration Statement, Prospectus and SAI and other related matters as you may reasonably require, and the Fund shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. Each such opinion shall state that the Intermediaries may rely on it.

(c)

There shall not have been any change, or any development involving a prospective change, in or affecting the Fund the effect of which in any case is, in your good faith judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering of Shares of the Fund as contemplated by this Agreement.

(d)

On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration of a national emergency or war if the effect of any such event specified in this Clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares of a Fund on the terms and in the manner contemplated in any Prospectus.

(e)	The Fund shall have furnished to you such further information, certificates and documents as you may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates or letters mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement and all your obligations hereunder may be cancelled by you. In the event of such cancellation, the Fund shall remain liable for the expenses set forth in Section 8.

8.	Expenses.

(a)	The Fund will pay (or will enter into arrangements providing that parties other than you will pay) all fees and expenses:

(1)

in connection with the preparation, setting in type and filing of the Registration Statement (including Prospectuses and SAIs) under the Securities Act or the Investment Company Act, or both, and any amendments or supplements thereto that may be made from time to time;

(2)

in connection with the registration and qualification of Shares of the Fund for sale in the various jurisdictions in which it is determined to be advisable to qualify such Shares of the Fund for sale (including registering the Fund as a broker or dealer or any officer of the Fund or other person as agent or salesman of the Fund in any such jurisdictions);

(3)	of preparing, setting in type, printing and mailing any notice, tender offer notification, proxy statement, report, Prospectus, SAI or other communication to shareholders in their capacity as such;

(4)	of preparing, setting in type, printing and mailing Prospectuses annually, and any supplements thereto, to existing shareholders;

(5)

in connection with the issue and transfer of Shares of the Fund resulting from the acceptance by you of orders to purchase Shares of the Fund placed with you by investors, including the expenses of printing and mailing confirmations of such purchase orders and the expenses of printing and mailing a Prospectus included with the confirmation of such orders and, if requested by the purchaser, an SAI;

(6)	of any issue taxes or any initial transfer taxes;

(7)	of wiring funds in payment of Share purchases or in satisfaction of repurchase requests, unless such expenses are paid for by the investor or shareholder who initiates the transaction;

(8)	of conducting tender offers for the purpose of repurchasing Fund shares;

(9)	of the cost of printing and postage of business reply envelopes sent to shareholders;

(10)	permitted to be paid or assumed by the Fund or any Class thereof pursuant to a Rule 12b-1 Plan or a Service Plan;

(11)	of the expense of setting in type, printing and postage of any periodic newsletter to shareholders other than the portion allocated to you in this Section 8; and

(12)	of the salaries and overhead of persons employed by you as shareholder representatives other than the portion allocated to you in this Section 8.

(b)	Except as provided in any Rule 12b-1 Plan or Service Plan, you shall pay or arrange for the payment of all fees and expenses:

(1)	of printing and distributing any Prospectuses or reports prepared for your use in connection with the offering of Shares of the Fund to the public;

(2)	of preparing, setting in type, printing and mailing any other literature used by you in connection with the offering of Shares of the Fund to the public;

(3)	of advertising in connection with the offering of Shares of the Fund to the public;

(4)	incurred in connection with your registration as a broker or dealer or the registration or qualification of your officers, partners, directors, agents or representatives under Federal and state laws;

(5)

of that portion of the expense of setting in type, printing and postage of any periodic newsletter to shareholders attributable to promotional material included in such newsletter at your request concerning investment companies other than the Fund or concerning the Fund to the extent you are required to assume the expense thereof pursuant to this Section 8, except such material which is limited to information, such as listings of other investment companies and their investment objectives, given in connection with the exchange privilege as from time to time described in the Prospectuses;

(6)

of that portion of the salaries and overhead of persons employed by you as shareholder representatives attributable to the time spent by such persons in responding to requests from prospective investors, but not shareholders, for information about the Fund; and

(7)

of any activity which is primarily intended to result in the sale of Shares of any Class of the Fund, unless a Plan shall be in effect which provides that Shares of such Classes shall bear some or all of such expenses, in which case such Class shall bear such expenses in accordance with such Plan.

Expenses which are to be allocated between you and the Fund shall be allocated pursuant to reasonable procedures or formulae mutually agreed upon from time to time, which procedures or formulae shall to the extent practicable reflect studies of relevant empirical data.

9.	Indemnification and Contribution.

(a)

The Fund will indemnify you and hold you harmless against any losses, claims, damages or liabilities, to which you may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, Prospectus, or SAI or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Fund shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, or any Prospectus or SAI in reliance upon and in conformity with written information furnished to the Fund by you expressly for use therein.

(b)

You will indemnify and hold harmless the Fund against any losses, claims, damages or liabilities to which the Fund may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Preliminary Prospectus, or any Prospectus or SAI, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Preliminary Prospectus, or any Prospectus or SAI in reliance upon and in conformity with written information furnished to the Fund by you expressly for use therein; and will reimburse the Fund for any legal or other expenses reasonably incurred by the Fund in connection with investigating or defending any such action or claim.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d)

If the indemnification provided for in this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and you on the other from the offering of the Shares of the Fund in respect of which such losses, claims, damages or liabilities (or actions in respect thereof) arose. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relative equitable considerations. The relative benefits received by the Fund on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares of the relevant Fund (before deducting expenses) received by the Fund bear to the total compensation received by you in selling Shares of the Fund under this Agreement, including any sales charge as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund on the one hand or you on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund and you agree that it would not be just and equitable if the contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares of the Fund sold by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)

The obligations of the Fund under this Section 9 shall be in addition to any liability which the Fund may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Securities Act; and your obligations under this Section 9 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each trustee or officer of the Fund (including any person who, with his consent, is named in the relevant Registration Statement as about to become a trustee of the Fund) and to each person, if any, who controls the Fund within the meaning of the Securities Act.

(f)

It is understood, however, that nothing in this Section 9 shall protect any indemnified party against, or entitle any indemnified party to indemnification against, or contribution with respect to, any liability to the Fund or its shareholders to which such indemnified party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement, or otherwise to an extent or in a manner that is inconsistent with Section 17(i) of the Investment Company Act.

(g)

All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

(h)

The Distributor hereby acknowledges that the Fund’s obligations hereunder with respect to any distribution fee or servicing fee or contingent deferred sales charges payable with respect to the Shares of any Class of the Fund are binding only on the assets and property belonging to such Class.

10.	Term.

(a)

This Agreement shall remain in full force and effect for two years from the date first written above and shall continue for periods of one year thereafter, but only so long as such continuance is specifically approved at least annually in the manner required by the Investment Company Act. The Fund authorizes you, if and when you so determine, to assign to a third party any payments with respect to one or more Classes of Shares that you are entitled to receive for your services hereunder, including any payments of initial or deferred sales charges or payments in accordance with a Rule 12b-1 Plan or Service Plan, so long as such Plan is in effect, free and clear of any offset, defense or counterclaim the Fund may have against you and only to the extent permitted by the provisions of the Investment Company Act, the Rules and Regulations thereunder or other applicable law or relevant agency interpretative position.

(b)

The sale of Shares of the Fund in accordance with the terms of this Agreement shall be subject to termination or suspension in the absolute discretion of the Fund, by notice given to you as set forth in Section 12 hereof.

(c)

This Agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act). In addition, this Agreement may be terminated, on 60 days’ written notice to the other party (which notice may be waived by such party), and without payment of any penalty, by the board of trustees of the Fund, by vote of a majority of the outstanding voting securities of the Fund, or by you.

11.

Representation and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Fund and you set forth in or made pursuant to this Agreement will, to the extent permitted by applicable law, remain in full force and effect, regardless of any investigation made by or on behalf of you, any Intermediary of the Fund, or any of the controlling persons referred to in Section 9 hereof, and will survive the offer of the Shares of the Fund. The provisions of Sections 8, 9 and 11 hereof and your right to receive any contingent deferred sale charges, if applicable, shall, to the extent permitted by applicable law, survive the termination or cancellation of this Agreement.

12.

Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, mailed or otherwise delivered and confirmed to you at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: [•], or, if sent to the Fund, mailed or otherwise delivered and confirmed to it at G-X Private Equity, 71 South Wacker Drive, Chicago, IL 60606, Attention: Secretary.

13.

Affiliates. The Fund recognizes that your partners, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business entities (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with other corporations and business entities.

14.

Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and, to the extent set forth herein, each of the officers, trustees and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16.

Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and the Fund, and, to the extent set forth herein, shall be for the benefit of each Intermediary.

Very truly yours,

G-X PRIVATE EQUITY

By:	/s/ Mitch Howell
Name: Mitch Howell
Title: Co-Chief Executive Officer

As of the date first written above, the foregoing Agreement is hereby confirmed and accepted by:
GOLDMAN SACHS & CO. LLC

By:	/s/ Kyle Kniffen
Name: Kyle Kniffen
Title: Managing Director